Exhibit 4.1

APPENDIX B

SUBSCRIPTION AGREEMENT

1	YOUR INITIAL INVESTMENT

Make all checks* payable to: “STRATEGIC STORAGE TRUST, INC.”

*Cash, cashier’s checks/official bank checks under $10,000, foreign checks, money orders, third party checks, or traveler’s checks are not accepted.

The minimum initial investment is $1,000**. All additional investments must be at least $100.

Investment Amount: $

** The minimum purchase for Minnesota, New Jersey, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000).

☐  By Mail – Attach a check made payable to Strategic Storage Trust, Inc.

☐  By Wire – UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106, ABA# 101000695 Strategic Storage

       Trust, Inc. Account # 9871879437. When sending a wire, please request that the wire references the subscriber’s name in order to assure the wire is credited to the proper account.

☐  Asset Transfer – Attach a copy of the asset transfer form. Original to be sent to the transferring institution.

☐ Waiver of Commission – Please check this box if you are eligible for a waiver of commission. Waivers of commissions are available for purchases through an affiliated investment advisor, participating Broker-Dealer or its retirement plan, or for a representative of a participating Broker-Dealer or his or her retirement plan or family member(s).
2	FORM OF OWNERSHIP
(Select only one)
	Non-Custodial Ownership	Custodial Ownership

☐  Individual Ownership

☐  Transfer on Death – Fill out Transfer on Death Form

       to effect designation (available through your financial

       advisor).

☐  Joint Tenants with Rights of Survivorship – All

       parties must sign.

☐  Community Property – All parties must sign.

☐  Tenant In Common – All parties must sign.

☐  Corporate Ownership – Authorized signature

       required.

   Include copy of corporate resolution.

☐  Partnership Ownership – Authorized signature

       required.

☐   Traditional / Simple IRA – Custodian signature

       required in Section 7.

☐  Roth IRA – Custodian signature required in Section

       7.

☐  KEOGH Plan – Custodian signature required in

       Section 7.

☐  Simplified Employee Pension / Trust (SEP)

☐  Pension / Profit-Sharing Plan / 401k – Custodian

       signature required in Section 7.

☐  Uniform Gift to Minors Act / Uniform Transfers

       to Minors Act – Custodian signature required in

       Section 7.

		State of	Custodian for
	Include copy of partnership agreement	Required for custodial ownership accounts
	☐ Estate – Authorized representative(s) signature required.	Name of Custodian, Trustee, or Other Administrator

	Name of Authorized Representative(s)	Mailing Address

City, State & Zip Code

	Include a copy of the court appointment dated within 90 days.	Custodian Information – To be completed by Custodian listed above.
	☐ Trust – Include a copy of the first and last page of the	Custodian Tax ID#
trust.
	☐ Pension Plan and Profit Sharing Plan (Non- Custodian) ☐ Other	Custodian Account #

Name of Trustee(s)	Custodian Telephone #

Special Instructions
Include a copy of the first and last page of the plan, as well as Trustee information.

Regular Mail: Strategic Storage Trust, Inc. c/o DST Systems, Inc., PO Box 219406, Kansas City, MO 64121-9406

Overnight Mail: Strategic Storage Trust, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105

Wire Information: UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106 ABA# 101000695 Account # 9871879437

Investor Services Toll Free Phone Line: 866-418-5144

3	ADDRESS INFORMATION
Subscriber Information (All fields must be completed)
	Investor	Co-Investor

Home Telephone	Business Telephone	Email Address

Investor Social Security Number / Tax ID Number	Birth Date / Articles of Incorporation (MM/DD/YY)

Co-Investor Social Security Number / Tax ID Number	Co-Investor Birth Date (MM/DD/YY)

Please indicate Citizenship Status	U.S. Citizen Resident Alien – Country of Origin
Non-resident Alien – Country of Origin

Residence Address (No P.O. Box allowed)

Street Address	City	State	Zip Code

Mailing Address* (if different from above – P.O. Box allowed)

Street Address	City	State	Zip Code

*	If the co-investor resides at another address, please attach that address to the subscription agreement.

4	DISTRIBUTIONS

Complete this section to enroll in the Distribution Reinvestment Plan or to elect to receive distributions by check mailed to you, by check mailed to a third-party or alternate address, or by direct deposit.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for shares of Strategic Storage Trust, Inc. and elect the distribution option indicated below: (Select only one)

1. ☐ Participate in the Distribution Reinvestment Plan (see Prospectus for details)

2. ☐ Check mailed to the residence address set forth in Section 3 above

3. ☐ Check mailed to the mailing address set forth in Section 3 above

4. ☐ Check Mailed to Third-Party / Alternate Address

         To direct distributions to a party other than the registered owner, please provide applicable information below.

Name /Entity Name / Financial Institution	Account No.	Mailing Address

City	State	Zip Code

5. ☐ Direct Deposit Please attach a pre-printed voided check or a deposit slip. (Non-Custodian Investors Only)

I authorize Strategic Storage Trust, Inc., or its agent, to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Strategic Storage Trust, Inc., or its agent, in writing to cancel it. In the event that Strategic Storage Trust, Inc., or its agent, deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Please Attach a Pre-printed Voided Check or Deposit Slip Here (The above services cannot be established without a pre-printed voided check or deposit slip.)
For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.
Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account ☐ Savings Account

Regular Mail: Strategic Storage Trust, Inc. c/o DST Systems, Inc., Po Box 219406, Kansas City, MO 64121-9406

Overnight Mail: Strategic Storage Trust, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105

Wire Information: UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106 ABA# 101000695 Account # 9871879437

Investor Services Toll Free Phone Line: 866-418-5144

ACCOUNT OPTIONS (You may select more than one option)

A. ☐ Automatic Investment Plan. Electronic Funds Transfer from your bank account directly to your Strategic Storage Trust, Inc. investment account ($100 Minimum). I authorize Strategic Storage Trust, Inc., or its agent, to draft from my checking or savings account. This authority will remain in force until I notify Strategic Storage Trust, Inc., or its agent, in writing to cancel it. In the event that Strategic Storage Trust, Inc., or its agent, drafts funds erroneously from my account, they are authorized to credit my account for an amount not to exceed the amount of the erroneous draft.

(Automatic Investment Plan is not available to residents of Alabama or Ohio.)

Name of Financial Institution	Mailing Address

City	State	Zip Code

Please Attach a Pre-printed Voided Check or Deposit Slip Here (The above services cannot be established without a pre-printed voided check or deposit slip.)
For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.
Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account ☐ Savings Account

I Authorize Strategic Storage Trust, Inc. or its agent to draft from my checking or savings account $ ($100 Minimum) each month on the 1st of the month, beginning the first month after my initial investment.
B. ☐ Electronic Delivery of Reports and Updates. I authorize Strategic Storage Trust, Inc. to make available on its website at www.strategicstoragetrust.com and through a CD with links to a website its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. (You must provide an e-mail address if you choose this option.)

E-mail address:

6	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The Financial Advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

	Broker-Dealer Name	Broker-Dealer Mailing Address

City	State	Zip Code

Broker-Dealer CRD Number	Telephone Number	Fax Number

Financial Advisor Firm Name & Branch Number	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Advisor CRD Number	Branch Number	Telephone Number

E-mail Address	Fax Number

☐	Registered Investment Advisor (RIA): If this box is checked, commission will be waived. All sales of securities must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (1) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (2) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (3) if neither (1) nor (2) is applicable, an unaffiliated Broker-Dealer. (Section 6 must be filled in.)

Regular Mail: Strategic Storage Trust, Inc. c/o DST Systems, Inc., Po Box 219406, Kansas City, MO 64121-9406

Overnight Mail: Strategic Storage Trust, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105

Wire Information: UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106 ABA# 101000695 Account # 9871879437

Investor Services Toll Free Phone Line: 866-418-5144

The undersigned confirm on behalf of the Broker-Dealer that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (2) have discussed such investor’s prospective purchase of shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X				X
	Financial Advisor Signature	Date	State of Sale		Branch Manager Signature (If required by Broker-Dealer)	Date

7	SUBSCRIBER SIGNATURES

Strategic Storage Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Strategic Storage Trust, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Storage Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

[ALL ITEMS MUST BE READ AND INITIALED.]		Owner	Joint Owner
(1)	I have received the Prospectus of Strategic Storage Trust, Inc., and I fully understand that I am entitled to a refund of my subscription amount upon written request to Strategic Storage Trust, Inc. if the request is received within five (5) business days of either (i) completion of the Subscription Agreement or (ii) my receipt of the Prospectus, whichever is earlier.

(2)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional shares unless I meet those suitability requirements at the time of purchase.

(3)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
(4)	I am purchasing the shares for my own account.

If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of Strategic Storage Trust, Inc., including purchases made pursuant to our Automatic Investment Program, you agree that, if you fail to meet the suitability requirements for making an investment in shares or can no longer make the other representations or warranties set forth in this Section 7, you are required to promptly notify Strategic Storage Trust, Inc. and your Broker-Dealer in writing.

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 3 above.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Owner or Custodian	Date		Signature of Joint Owner or Beneficial Owner (if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in Strategic Storage Trust, Inc.

Regular Mail: Strategic Storage Trust, Inc. c/o DST Systems, Inc., Po Box 219406, Kansas City, MO 64121-9406

Overnight Mail: Strategic Storage Trust, Inc. c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105

Wire Information: UMB Bank, N.A., 1010 Grand, 4th Floor, Kansas City, MO 64106 ABA# 101000695 Account # 9871879437

Investor Services Toll Free Phone Line: 866-418-5144

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